UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2010
Diebold, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 2, 2010, the Securities and Exchange Commission (the "SEC") filed materials in U.S. District Court finalizing the settlement of civil charges stemming from an investigation of Diebold, Incorporated (the “Company”) conducted by the Division of Enforcement of the SEC. The Company and the staff of the SEC had previously reached an agreement in principle in May 2009 to settle the charges related to the investigation.
     Under the terms of the settlement, the Company has consented, without admitting or denying civil securities fraud charges, to a judgment requiring payment of a civil penalty of $25.0 million and an injunction against committing or causing any violations or future violations of certain specified provisions of the federal securities laws. The Company anticipates payment of the penalty to the SEC in the near term.
     As previously announced, the Company recorded a charge of $25.0 million in the first quarter of 2009 in connection with the settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
June 3, 2010	By:	/s/ Leslie A. Pierce
		Name:	Leslie A. Pierce
		Title:	Vice President and Corporate Controller